Exhibit 1.3

FORM OF SELECTED INVESTMENT ADVISOR AGREEMENT
WHEN THERE IS A BROKER OF RECORD

ASHFORD HOSPITALITY TRUST, INC.

THIS SELECTED INVESTMENT ADVISOR AGREEMENT is made and entered into as of the date indicated on Exhibit A attached hereto (this “Agreement”), among Ashford Securities LLC, a Delaware limited liability company (the “Dealer Manager”), Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), and the selected investment advisor identified in Exhibit A hereto (the “SIA”).

WHEREAS, the Dealer Manager is acting as the dealer manager for a public offering (the “Primary Offering”) of up to 12,000,000 shares, consisting of 8,400,000 shares of the Company’s Series L Redeemable Preferred Stock, par value $0.01 per share (“Series L Preferred Stock”), and 3,600,000 shares of Series M Redeemable Preferred Stock, par value $0.01 per share (“Series M Preferred Stock” and together with the Series L Redeemable Preferred Stock, the “Preferred Stock”). Each share of Preferred Stock will be sold at a public offering price of $25 per share. The offering also covers up to 2,800,000 shares of Series L Preferred Stock and 1,200,000 shares of Series M Preferred Stock pursuant to a dividend reinvestment plan (the “DRP” and together with the Primary Offering, the “Offering”) at $25.00 per share. The Company has reserved the right to reallocate the shares of Series L Preferred Stock or Series M Preferred Stock between the Primary Offering and the DRP. The Offering will commence on the initial Effective Date (as defined below). The Preferred Stock is being offered to the general public in the Offering pursuant to a Prospectus (as defined below) filed with the Securities and Exchange Commission (the “SEC”); however, only the Series M Preferred Stock may be offered (i.e., recommended) by the SIA to its clients who have engaged the SIA as an investment advisor and who have agreed to pay the SIA a fee for investment advisory services, consistent with the restrictions imposed by the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

WHEREAS, the SIA (i) is an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state designated in Exhibit A hereto, (ii) is registered as an investment advisor under the Investment Advisers Act or if not registered under the Investment Advisers Act, then it is registered under the state securities acts in the states where it does business as an investment advisor, and (iii) has made such regulatory filings and obtained such regulatory approvals in each state in which the SIA is required to make such filings or obtain such approvals;

WHEREAS, the Company has a currently effective registration statement on Form S-11 (File No. 333-283802), as amended and including a final prospectus and the exhibits hereto, for the registration of the Preferred Stock under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statement, including any post-effective amendments to such registration statement and any related registration statement filed under Rule 415 of the Securities Act being herein referred to as the “Registration Statement”, and any final prospectus or supplement thereto relating to the Registration Statement being herein referred to as the “Prospectus”);

WHEREAS, the offer and sale of the Series M Preferred Stock shall be made pursuant to the terms and conditions of (i) the Registration Statement and the Prospectus, and (ii) all applicable federal securities laws and the applicable securities laws of all states in which the Preferred Stock are offered and sold;

WHEREAS, the Series M Preferred Stock is generally available for purchase only (1) through fee-based programs that provide access to the Series M Preferred Stock; (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to the Series M Preferred Stock; (3) through certain registered investment advisors; (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that the Company identifies in an amendment or supplement to the Prospectus. Upon request by the Dealer Manager, the SIA shall provide the Dealer Manager with a copy of its standard form investment advisory agreement, including details regarding custodial arrangements with any broker-dealers who will carry the accounts of the SIA’s clients (the “Broker of Record”).

WHEREAS, the Company will sell Series M Preferred Stock using two closing services provided by the Depository Trust Company (“DTC”). The first service is DTC closing (“DTC Settlement”) and the second service is Direct Registration Service (“DRS Settlement”); and

WHEREAS, the SIA is willing and desires to provide its clients with information concerning the Series M Preferred Stock and the procedures for subscribing for the Series M Preferred Stock upon the terms and subject to the conditions contained herein;

NOW, THEREFORE, in consideration of the premises and upon the terms and subject to the conditions hereof, it is agreed among the Dealer Manager, the SIA and the Company as follows.

1.	Purchase of Series M Preferred Stock.

(a)           The SIA hereby covenants, warrants and agrees that, in regard to any purchase of the Series M Preferred Stock by its clients, it will comply with all the terms and conditions of the Registration Statement and the Prospectus, all applicable state and federal laws, including the Securities Act, the Investment Advisers Act and any and all regulations and rules pertaining thereto. Neither the SIA nor any other person shall have any authority to give any information or make any representations or warranties in connection with the Series M Preferred Stock other than the information contained in the Registration Statement and Prospectus.

(b)           Clients of the SIA may purchase the Series M Preferred Stock according to all the terms and conditions as are contained in the Registration Statement and the Prospectus, including that the client buys the minimum number of Series M Preferred Stock required by the Prospectus. The SIA covenants, warrants, and agrees that it shall comply with all requirements set forth in the Registration Statement and the Prospectus and shall use and distribute, in connection with the purchase of Series M Preferred Stock by its clients, only the Prospectus and such sales literature supplied to the SIA by the Dealer Manager with the Prospectus. Each of the Company and the Dealer Manager reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Registration Statement, the Prospectus and applicable laws, and the SIA shall comply with all such additional procedures to the extent that it has received written notice thereof.

(c)           If using DRS Settlement:

(i)            Clients of the SIA shall complete the subscription agreement which accompanies the Prospectus in connection with the purchase of the Series M Preferred Stock. The SIA will process the subscription agreement and payment according to the SIA’s custodian’s applicable procedures. If any subscription agreement is rejected, the subscription agreement and funds for the purchase of Series M Preferred Stock will be returned to the rejected subscriber within ten (10) business days from the date of rejection. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close; and

(ii)           Payment for the purchase of Series M Preferred Stock shall be made by wire transfer or checks payable to “UMB Bank, N.A., Escrow Agent for Ashford Hospitality Trust, Inc.” All funds for payment of Series M Preferred Stock will be deposited into an escrow account pursuant to the Escrow Agreement (as defined in the Dealer Manager Agreement) within one business day after receipt of such funds and the subscription agreement related thereto.

(d)           If using DTC Settlement, the soliciting dealer that effects the sale will coordinate for payment in connection with their electronically placed orders.

(e)           The Series M Preferred Stock may be purchased by clients of the SIA only where the Series M Preferred Stock may be legally offered and sold and only by such persons in such states in which the SIA has made such regulatory filings and obtained such regulatory approvals applicable to it.

(f)            The SIA shall have no obligation under this Agreement to advise its clients to purchase any of the Series M Preferred Stock.

(g)           For Series M Preferred Stock sold using DRS Settlement, the SIA shall retain in its files all subscription agreements for a period of time not less than required in order to comply with applicable federal and other regulatory requirements.

(h)           The SIA hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) relating to the distribution of preliminary and final prospectuses, and covenants, warrants, and agrees that it has complied and will comply therewith.

(i)            For Series M Preferred Stock sold using DRS Settlement, a sale of Series M Preferred Stock shall be deemed to be completed only after the Company receives a properly completed subscription agreement for Series M Preferred Stock from the SIA (together with payment of the full purchase price of each purchased Series M Preferred Stock) on behalf of the buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and only after such subscription agreement has been accepted in writing by the Company.

(j)            The SIA hereby covenants, warrants, and agrees that clients of the SIA will not be charged any selling commissions in connection with their purchases of Series M Preferred Stock and will purchase the Series M Preferred Stock at a per Series M Preferred Stock purchase price of $25.00 or as otherwise described in the prospectus.

(k)           It is understood and agreed that in connection with any completed sale of Series M Preferred Stock in the Primary Offering to clients of the SIA, the Company shall pay the Dealer Manager a fee as set forth in the Prospectus.

(l)            The SIA will make the determinations required to be made by it pursuant to subparagraphs (g) above and (m) below based on information it has obtained from each prospective client, including, at a minimum, but not limited to, the prospective client’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation and needs, tax status, other investments, liquidity needs, risk tolerance of the prospective client, as well as any other pertinent factors deemed by the SIA to be relevant.

(m)          In addition to any other obligations of the SIA to determine suitability imposed by state or federal law, the SIA covenants, warrants, and agrees that it will comply fully with the following provisions:

(i)            The SIA shall have reasonable grounds to believe, based upon information provided by the client concerning such client’s age, investment objectives, other investments, financial situation and needs, and upon any other information known by the SIA after due inquiry, that (A) each client of the SIA that purchases Series M Preferred Stock is or will be in a financial position appropriate to enable such client to realize to a significant extent the benefits (including tax benefits) of an investment in the Series M Preferred Stock, (B) each client of the SIA that purchases Series M Preferred Stock has a fair market net worth sufficient to sustain the risks inherent in an investment in the Series M Preferred Stock, including potential loss of his entire investment and lack of liquidity, and (C) the Series M Preferred Stock otherwise are or will be a suitable investment for each client of the SIA that purchases Series M Preferred Stock, and the SIA shall maintain files disclosing the basis upon which the determination of suitability was made;

(ii)           The SIA shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Series M Preferred Stock;

(iii)          In making the determination set forth in subparagraph (ii) above, the SIA shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;

(iv)          The SIA shall inform each prospective nondiscretionary client of all pertinent facts relating to the liquidity and marketability of the Series M Preferred Stock.

(n)           The SIA covenants, warrants, and agrees to retain in its files, for a period of at least six years, information which will establish that each purchaser of Series M Preferred Stock falls within the permitted class of investors.

(o)           The SIA either (i) shall not purchase Series M Preferred Stock for its own account or (ii) shall hold for investment any Series M Preferred Stock purchased for its own account.

(p)           The SIA acknowledges and agrees that the SIA’s clients purchasing the Series M Preferred Stock are relying on recommendations and investment advice provided by the SIA through its representatives and not on any recommendation by Dealer Manager. In connection therewith, Dealer Manager explicitly disclaims any investment advice or recommendations to any clients/prospective investors of the SIA.

2.	Compensation to the SIA.

The Dealer Manager shall pay no fees, commissions or other compensation to the SIA.

3.	Association of the Dealer Manager with Other Advisors and Dealers.

(a)           It is expressly understood between the SIA and the Company that the Dealer Manager will offer Series M Preferred Stock for sale to the public pursuant to the Dealer Manager Agreement. Any Series M Preferred Stock offered and sold pursuant to this Agreement will be offered and sold through a registered broker-dealer and a member of FINRA as Broker of Record. The SIA acknowledges and represents that any transaction in the Series M Preferred Stock effected by those investment advisor representatives of the SIA who are not registered representatives of a broker-dealer registered under the Exchange Act shall be effected through SIA’s custodian as Broker of Record. The SIA acknowleges that the Dealer Manger will not act as Broker of Record for any Shares offered and sold pursuant to this Agreement.

(b)           In the event that the SIA’s representatives are registered representatives of a broker-dealer registered under the Exchange Act and a member of FINRA, such broker-dealer shall act as Broker of Record and the SIA shall cooperate with the Dealer Manager to obtain any required Participating Broker-Dealer Agreement or other such form of agreement as may be required. Further, in the event that the SIA’s custodian is unable to act as Broker of Record and/or the SIA’s representatives are not registered with a broker-dealer, the SIA agrees that it shall (and it shall cause its representatives to) only effect transactions in the Series M Preferred Stock through such broker-dealers which have agreed to act as Broker of Record for the Series M Preferred Stock.

(c)           It is expressly understood between the Dealer Manager and the SIA that the Dealer Manager may cooperate with broker-dealers who are registered as broker-dealers with the Financial Industry Regulatory Authority, Inc. (“FINRA”) or with other investment advisors registered under the Investment Advisers Act or, if not registered under the Investment Advisers Act, then the SIA is registered under the state securities acts in the states where it does business as an investment advisor. Such broker-dealers and investment advisors:

(i)            may enter into agreements with the Dealer Manager on terms and conditions that may be identical or similar to, or materially different from, this Agreement; and

(ii)           shall receive such rates of commission or other fees as are agreed to between the Dealer Manager and the respective broker-dealers and investment advisors and as are in accordance with the terms of the Registration Statement.

4.	Conditions of the SIA’s Obligations.

The SIA’s obligations hereunder are subject, during the term of this Agreement and the Offering, to:

(a)           the performance by the Dealer Manager of its obligations (including compliance by the Dealer Manager with its covenants and agreements set forth in Section 7); and

(b)           the conditions that (i) the Registration Statement shall become and remain effective, and (ii) no stop order shall have been issued suspending the effectiveness of the Offering.

5.	Conditions to the Dealer Manager’s Obligations.

The obligations of the Dealer Manager hereunder are subject, during the term of this Agreement and the Offering, to the conditions that:

(a)           at the effective date of the Registration Statement and thereafter during the term of this Agreement while any Series M Preferred Stock remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Series M Preferred Stock;

(b)           no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Series M Preferred Stock shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the SEC; and

(c)           the SIA shall have satisfactorily performed all its obligations hereunder (including Section 6).

6.	Representations, Warranties, Covenants and Agreements of the SIA.

The SIA covenants, agrees, warrants and represents during the term of this Agreement, as follows:

(a)           The SIA is and will continue to be registered as an investment advisor under the Investment Advisers Act or, if not registered under the Investment Advisers Act, then registered under the state securities acts in the states where it does business as an investment advisor, and will make or comply with any regulatory filings and other regulatory requirements applicable to it in each state in which the SIA is required to make such filings or comply with such other requirements.

(b)           The SIA shall comply with all applicable federal and state securities laws, including without limitation the disclosure requirements of the Investment Advisers Act and the provisions thereof requiring disclosure of the existence of this Agreement.

(c)           The SIA shall maintain the records required by Section 204 of the Investment Advisers Act and Rule 204-2 thereunder, in the form and for the periods required thereby.

(d)           The SIA’s acceptance of this Agreement constitutes a representation and warranty to the Company and the Dealer Manager that the SIA has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with relevant law, including relevant FINRA rules, SEC rules and regulations (the “Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001(the “Money Laundering Abatement Act” and, together with the USA PATRIOT Act, the “AML Rules”), that are reasonably expected to detect and cause the reporting of suspicious transactions in connection with the Offering. In addition, the SIA represents and warrants that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC Program”) and will continue to maintain the OFAC Program during the term of this Agreement. Upon request by the Dealer Manager at any time, the SIA hereby agrees to (i) furnish a written copy of its AML Program and OFAC Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with the SIA’s most recent independent testing of its AML Program and/or its OFAC Program. The parties acknowledge that for the purposes of FINRA rules, the investors who purchase Series M Preferred Stock recommended by the SIA are “customers” of the SIA and not the Dealer Manager. Nonetheless, to the extent that the Dealer Manager deems it prudent, the SIA shall cooperate with the Dealer Manager’s reasonable requests for information, records and data related to the Company’s Series M Preferred Shareholders introduced to, and serviced by, the SIA (the “Customers”).

Notwithstanding the foregoing, the SIA shall not be required to provide to the Dealer Manager any documentation that, in the SIA’s reasonable judgment, would cause the SIA to lose the benefit of attorney-client privilege or any other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. The SIA hereby represents and warrants that it is currently in compliance with all AML Rules and OFAC requirements, including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. The SIA hereby agrees, upon request by the Dealer Manager to (i) provide an annual certification to the Dealer Manager that, as of the date of such certification (A) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (B) it has continued to implement its AML Program and the OFAC Program, and (C) it is currently in compliance with all AML Rules and OFAC requirements, including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act; and (ii) perform and carry out, on behalf of both the Dealer Manager and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and relevant SEC and Treasury Department Rules thereunder. In addition, the SIA represents that its custodian and the Broker of Record have an AML Program and an OFAC Program which comply with the requirements set forth in this Section 6(d) and that the SIA’s clients are subject to the requirements contained in such programs.

(e)           With respect to any purchase of the Series M Preferred Stock by a client of the SIA, such investment will be in conformity with all applicable provisions of the SIA’s investment advisory agreement with such client (including without limitation any and all investment objectives, guidelines and restrictions applicable to the client’s account), and the SIA shall have acted in conformity with the standard of care owed to the client under applicable law and any applicable provisions in the SIA’s investment advisory agreement with the client.

(f)            If the SIA has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where the SIA is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA and the North American Securities Administrators Association (“NASAA”) including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents And Electronic Signatures, adopted May 8, 2017, as amended (collectively, “Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, the SIA represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) the SIA will comply with all applicable the terms of the Electronic Signature Law; and (iv) the SIA agrees to the Electronic Signature Use Indemnity Agreement attached as Exhibit B hereto.

7.	Covenants and Agreements of the Dealer Manager.

The Dealer Manager covenants and agrees during the term of this Agreement as follows:

(a)           It shall inform the SIA whenever and as soon as it receives or learns of any order issued by the SEC or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the offering or sale of the Series M Preferred Stock, or receives notice of any proceedings regarding any such order.

(b)           It shall deliver to the SIA such number of copies of the Registration Statement or the Prospectus, and any supplements and post-effective amendments thereto, as the SIA may reasonably request.

8.	Payment of Costs and Expenses.

Each party shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

9.	Indemnification

(a)           The SIA agrees to indemnify, defend and hold harmless the Company, the Dealer Manager, their affiliates and their or its officers, directors, trustees, employees and agents, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Company, the Dealer Manager, their affiliates and their or its officers, directors, trustees, employees or agents, which they or any of them may incur arising out of

(i)	the investment advice or the offer or sale (as such term is defined in the Securities Act) by the SIA, or any person acting on its behalf, of any Series M Preferred Stock pursuant to this Agreement, if such loss, claim, demand, liability, or expense arises out of or is based upon an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the SIA which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement and which statement or omission was not based on information supplied to the Company or the Dealer Manager by such SIA;

(ii)	the breach by the SIA, or any person acting on its behalf, of any of the terms and conditions of this Agreement; or

(iii)	the negligence, malpractice or malfeasance of the SIA.

This indemnity provision shall survive the termination of this Agreement.

(b)           The Company agrees to indemnify, defend and hold harmless the SIA, its officers, directors, employees and agents, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Securities Act, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon:

(i)	any untrue statement of a material fact contained in the Registration Statement, at the time it became effective with the SEC or in the Prospectus (as from time to time amended or supplemented); or

(ii)	any omission or alleged omission to state therein a material fact required to be stated in the Prospectus or the Registration Statement at the time it became effective or necessary to make such statements, and any part thereof, not misleading; provided, further, that any such untrue statement, omission or alleged omission is not based on information included in any such document which was supplied to the Company or the Dealer Manager, or any officer of the Company or the Dealer Manager by such SIA; provided that in each case that such claims or liabilities did not arise from the SIA’s own negligence, malpractice or malfeasance.

This indemnity provision shall survive the termination of this Agreement.

(c)           No indemnifying party shall be liable under the indemnity provisions contained in subparagraphs (a) and (b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought.

In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be reasonably satisfactory to such indemnified party and all other indemnified parties who are defendants in such action, unless such indemnified parties reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. Any indemnified party shall have the right to employ a separate counsel in any such action and to participate in the defense thereof but the reasonable fees and expenses of such counsel shall be borne by such party unless such party has objected in accordance with the preceding sentence, in which event such fees and expenses shall be borne by the indemnifying parties. Except as set forth in the preceding sentence, if an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of separate counsel for the indemnified parties incurred thereafter in connection with such action.

In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

10.	Term of Agreement.

This Agreement shall become effective on the date on which this Agreement is executed by all the parties hereto. After this Agreement becomes effective, any party may terminate it at any time for any reason by giving 30 days’ prior notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events:

(a)           the Registration Statement for offer and sale of the Series M Preferred Stock shall cease to be effective;

(b)           the Offering shall be terminated; or

(c)           the SIA’s license or registration to act as an investment advisor shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten days from the date of such occurrence.

Notwithstanding anything herein to the contrary, this Agreement shall be deemed suspended during any period for which the SIA’s registration under the Investment Advisers Act is revoked or suspended or, if the SIA is not registered under the Investment Advisers Act, then under the state securities acts in the states where it does business as an investment advisor.

11.	Notices.

All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission (provided, however, that the original copy thereof also is sent by one of the other means specified above in this Section 11):

If to the Company:	Ashford Hospitality Trust, Inc. 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254

with a copy to:

Robert H. Bergdolt, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350

If to the Dealer Manager:	Ashford Securities LLC 14185 Dallas Parkway, Suite 780 Dallas, Texas 75254

with a copy to:

Kunzman & Bollinger, Inc.
5100 N. Brookline Ave, Suite 600
Oklahoma City, Oklahoma 73112

If sent to the SIA:	To the person whose name and address are identified in Exhibit A hereto; or

to such other person or address as any party shall specify by Notice in writing to the other parties in accordance with this Section 11. Each Notice shall be deemed effective and given upon actual receipt or refusal of receipt.

12.	Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned by the SIA, whether by contract, operation of law or otherwise.

13.           Miscellaneous.

(a)           This Agreement shall be construed, without regard to conflicts of law provisions, in accordance with the applicable laws of the State of Texas.

(b)           Nothing in this Agreement shall constitute the SIA as in association with or in partnership with the Dealer Manager or the Company.

(c)           If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys’ fees, expert witness fees and other costs and expenses incurred by the prevailing party in connection therewith. If any party to this Agreement (the “First Party”) becomes involved in a litigation, arbitration or other dispute proceeding (a “Proceeding”) made or brought by any person who is not a party to this Agreement or an affiliate of a party to this Agreement and which arises out of or otherwise involves the acts or omissions of another party to this Agreement (the “Second Party”), and the First Party is dismissed from the Proceeding or otherwise found to have prevailed in the Proceeding, the Second Party shall be responsible for paying any and all costs and expenses (including without limitation reasonable attorneys’ fees) incurred by the First Party in connection with defending itself in the Proceeding, including without limitation costs and expenses of investigation and expert witness fees.

(d)           The terms of this Agreement may be extended to cover additional offerings of Series M Preferred Stock or other securities of the Company by the execution by the parties hereto of an addendum identifying the Series M Preferred Stock or other securities of the Company and registration statement relating to such additional offering. Upon execution of such addendum, the terms “Series M Preferred Stock”, “Offering”, “Registration Statement” and “Prospectus” set forth herein shall be deemed to be amended as set forth in such addendum.

(e)           This Agreement, including Exhibit A hereto, embodies the entire agreement and understanding, and supersedes all prior agreements and understanding (whether written or oral), among the parties hereto with respect to the subject matter hereof.

(f)            No amendment to, or waiver of, any provision of this Agreement shall be deemed valid or effective unless it is in writing and signed by all the parties hereto.

(g)           If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

(h)           This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year indicated on Exhibit A hereto.

Dealer Manager:

ASHFORD SECURITIES LLC

By:

Print Name:

Title:

Company:

ASHFORD HOSPITALITY TRUST, INC.

By:

Print Name:

Title:

Selected Investment Advisor:

By:

Print Name:

Title:

EXHIBIT A
TO
SELECTED INVESTMENT ADVISOR AGREEMENT

ASHFORD HOSPITALITY TRUST, INC.

This Exhibit A is attached to and made a part of that certain Selected Investment Advisor Agreement (the “Agreement”), among Ashford Securities LLC, Ashford Hospitality Trust, Inc., and.

To be Completed by SIA:

1.	Date of Agreement:

2.	Identity of Advisor:

Name:

Type of Entity:
(To be completed by the Advisor, e.g., corporation, limited liability company, partnership or sole proprietorship.)

State Organized in:
(To be completed by Advisor.)

Qualified to Do Business and in Good Standing in the Following Jurisdictions (including your state of organization). (Note: Qualification to do business in any jurisdiction is generally a requirement imposed by the secretary of state or other authority of jurisdictions in which you do business, and is not related to your holding a license as an investment advisor in such jurisdictions. Questions concerning this matter should be directed to your legal counsel.)

(To be completed by Advisor)

(a)	Are you registered as an Investment Advisor with the Securities and Exchange Commission? If no, complete Section 2(b).

Yes ☐         No ☐

(b)	Registered as an Investment Advisor in the following States:

(To be completed by Advisor)

3.	Name and Address for Notice Purposes (see Section 11 of the Agreement):

Name:

Title:

Company:

Address:

City, State and Zip Code:

Telephone Number (including area code):

4.	Name of Custodian:

Address:

City, State, and Zip Code:

Telephone Number (including area code):

If Broker of Record and Custodian are same legal entity, please check here: [ ]

Otherwise, please provide the following:

Name of Broker of Record:

Address:

City, State and Zip Code:

Telephone Number (including area code):

If your firm utilizes more than one custodian/broker of record, please indicate below:

Name of Custodian	Name of Program

5.	Please complete the following for our records:

(a)	How many registered investment advisors are with your firm? _________

PLEASE ATTACH A CURRENT LIST. ALL INFORMATION WILL BE HELD IN CONFIDENCE.

(b)	Does your firm publish a newsletter?

Yes ☐         No ☐

What is/are the frequency of the publication(s)?

________ Weekly                     Monthly                      Quarterly

________ Bi-weekly                  Bi-monthly                  Other (please specify)

PLEASE PLACE ASHFORD SECURITIES LLC AND ASHFORD HOSPITALITY TRUST, INC. ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

(c)	Does your firm have regular internal mailings, or bulk package mailings to its registered investment advisors?

Yes ☐         No ☐

PLEASE PLACE ASHFORD SECURITIES LLC AND ASHFORD HOSPITALITY TRUST, INC. ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

(d)	Does your firm have an e-mail system for your registered investment advisors?

Yes ☐         No ☐

If so, please provide e-mail address:
(e)	Website address:
Person responsible:

To be Completed by Ashford Securities:

In connection with the purchase of Series M Preferred Stock by clients of the SIA and subject to the terms of this Agreement and the Prospectus, by the below signature, the Dealer Manager represents, warrants, and agrees that it will receive a Dealer Manager Fee equal to __% of the gross proceeds from the sale of Series M Preferred Stock in the Primary Offering to the SIA’s clients. To the extent this Dealer Manager Fee is less than the 3% Dealer Manager Fee described the Prospectus, the purchase price per share for the clients of the SIA will be correspondingly reduced.

ASHFORD SECURITIES LLC

By:

Print Name:

Title:

EXHIBIT B

ELECTRONIC SIGNATURE USE INDEMNITY AGREEMENT

The SIA has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section 6(g) hereof). In consideration of the Company allowing the SIA and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the SIA does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Dealer Manager, each of their affiliates, and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the SIA’s representations or covenants set forth in Section 6(g) hereof or the representations described below.

The SIA represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section 6(g) of this Agreement. The SIA represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of the SIA’s client given with such client’s prior authorization and consent. The SIA represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that the SIA’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that the SIA’s client received all disclosures required by applicable Electronic Signature Law. The SIA agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.